UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 28, 2007

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2007, AVP, Inc. (the “Company”), announced the appointment of Thomas Torii as its Interim Chief Financial Officer, succeeding Mr. William J. Chardavoyne, who will remain a member of the Company’s Board of Directors. Mr. Torii joined the Company in 2002, first serving as Controller and, since 2005, holding the position of Chief Accounting Officer. Mr. Torii was previously director of finance for the Jim Henson Company, and director of accounting at Twentieth Century Fox Corporation.

Mr. Torii does not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Torii is not a party to any transactions listed in Item 404(a) of Regulation S-B.

For additional information, reference is made to the Company’s press release dated September 28, 2007, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

	Exhibit No.		Description

	99.1		Press Release, dated September 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

	By:	/s/ Thomas Torii

	Name:	Thomas Torii
	Title:	Interim Chief Financial Officer

Dated: September 28, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 28, 2007.